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                                                                    EXHIBIT 99.1


(MERIDIAN RESOURCE CORPORATION LOGO)                                        NEWS


              THE MERIDIAN RESOURCE CORPORATION ANNOUNCES OFFERING
                            OF SHARES OF COMMON STOCK


Houston, Texas - July 21, 2004 - The Meridian Resource Corporation (NYSE: TMR) ("Meridian") today announced that it intends to offer 12 million shares of its common stock under Meridian's shelf registration statement, and will grant to the underwriters an over-allotment option to purchase up to an additional 1.8 million shares of its common stock. Meridian will use a portion of the net proceeds from the offering to accelerate planned capital expenditures for drilling activities and related pipeline construction and to repay borrowings under Meridian's senior secured credit facility.

In addition, Meridian will use the net proceeds from the sale of 6,000,000 shares of its common stock initially being sold, and from the sale of the initial 1,082,030 shares sold pursuant to the underwriters' over-allotment option, if any, to repurchase and retire up to all of the 7,082,030 shares beneficially owned by Shell Oil Company ("Shell"). Meridian and Shell have entered into a share repurchase agreement whereby the Company will repurchase the shares held by an affiliate of Shell at a purchase price per share equal to the net proceeds per share that Meridian receives in the offering after deducting underwriting discounts and commissions.

Friedman, Billings, Ramsey & Co., Inc. is serving as sole book-running and joint lead manager and A.G. Edwards & Sons, Inc. is serving as joint lead manager for the offering. A preliminary prospectus supplement relating to the public offering has been filed with the Securities and Exchange Commission. When available, copies of the preliminary prospectus for the offering may be obtained from the offices of Friedman, Billings, Ramsey & Co. Inc. at 1001 19th Street N, Arlington, Virginia 22209 and from the office of A.G. Edwards & Sons, Inc. at One North Jefferson St. Louis, Missouri 63103.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale or these securities in any state in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under securities law of any such state.

The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration, exploitation and development of oil and natural gas onshore in south Louisiana and the Texas Gulf Coast, and offshore in the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data for its targeted areas and owns rights to mineral leases in its existing project areas, including 175,000 net acres of leases and options relating to its Biloxi Marshlands project in south Louisiana. Meridian is headquartered in Houston, Texas, and has a field office in Weeks Island, Louisiana.

SAFE HARBOR STATEMENT AND DISCLAIMER

Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices.

These and other risks are described in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and Form 10-Q.
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================================================================================
                                                   FOR MORE INFORMATION CONTACT:
                                                  John Collins at (281)-597-7000
                             Meridian Resource Corporation Website: www.tmrc.com
================================================================================
            1401 Enclave Parkway, Suite 300  o  Houston, Texas 77077
             (281) 597-7000  o  Fax (281) 558-5744  o  www.tmrc.com

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